UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2007

ARBINET-THEXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Albany Street, Tower II, Suite 450 New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 509-9100

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Roger H. Moore as Interim Chief Executive Officer and President

On November 19, 2007, Arbinet-thexchange, Inc. (“Arbinet” or the “Company”), issued a press release announcing, among other matters, the resignation of Roger H. Moore as Interim Chief Executive Officer and President of Arbinet, effective November 16, 2007.

Appointment of William M. Freeman as Chief Executive Officer, President, and Director

On November 19, 2007, Arbinet issued a press release announcing, among other matters, the appointment of William M. Freeman, 55, as Chief Executive Officer, President, and Director of Arbinet, effective November 16, 2007.

Previously, Mr. Freeman served as Chief Executive Officer and Director of Leap Wireless International, Inc. from May 2004 to February 2005 and as President of the Public Communications Group of Verizon Communications Inc. from 2000 to February 2004. Mr. Freeman also served as President and Chief Executive Officer of Bell Atlantic-New Jersey from 1998 to 2000, President and Chief Executive Officer of Bell Atlantic-Washington, D.C. from 1994 to 1998, and in a number of other executive and management positions at Verizon since 1974. Mr. Freeman currently serves as a director of CIT Group Inc. and as Chairman of the Board of Directors of TerreStar Corporation. Mr. Freeman also serves on the Board of Trustees of Drew University.

In connection with Mr. Freeman’s appointment as Chief Executive Officer, President, and Director, Arbinet entered into an Employment Agreement with Mr. Freeman, dated November 16, 2007 (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Freeman is entitled to receive an initial annual base salary of $375,000 and is eligible to receive a bonus of up to 100% of his base salary based on the achievement of performance objectives as agreed upon by Arbinet and Mr. Freeman on an annual basis. The amount of the bonus may be greater or less than target of 100% of his base salary based on overachievement or underachievement of the agreed upon performance objectives.

In addition, Mr. Freeman will be granted an option under the Company’s 2004 Stock Incentive Plan, as amended (the “Plan”), to purchase 375,000 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”). Twenty-five percent of the shares subject to the option will vest on November 16, 2008 and the remaining shares will vest monthly, in equal installments, over the following three years. Furthermore, any unvested shares will become fully vested upon a Change of Control of Arbinet, as defined in the non-qualified stock option agreement between the Company and Mr. Freeman, dated November 16, 2007 (the “Option Agreement”).

The above summary of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Option Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Under the Employment Agreement, the Company may terminate Mr. Freeman’s employment at any time, with or without Cause, as defined in the Employment Agreement. If the Company terminates Mr. Freeman’s employment without Cause before a Change of Control, as defined in the Employment Agreement, of the Company, Mr. Freeman will receive a lump sum payment equal to one times his annual base salary in effect at the time of the termination. If such termination occurs within one year of his date of hire, Mr. Freeman will receive the lump sum severance described above plus an additional amount equal to the remaining unpaid amount of his annual base salary for the year.

If, within 12 months following a Change of Control of the Company, (i) the Company terminates Mr. Freeman’s employment without Cause, or (ii) Mr. Freeman terminates his employment for Good Reason, as defined in the Employment Agreement, Mr. Freeman will receive a lump sum payment equal to one times his annual base salary (and if such termination occurs within one year of Mr. Freeman’s employment, Mr. Freeman will receive an additional amount equal to the remaining unpaid amount of his annual base salary for the year) plus an amount equal to the prior fiscal year’s bonus.

If Mr. Freeman’s employment is terminated without Cause before a Change of Control of Arbinet or if, within 12 months following a Change of Control of the Company, (i) the Company terminates Mr. Freeman’s employment without Cause, or (ii) Mr. Freeman terminates his employment for Good Reason, in addition to the severance payments described above, Mr. Freeman will be entitled to:

•	continuation of group health plan benefits to the extent authorized by COBRA for a period of 12 months following the date of termination, or until Mr. Freeman commences new employment;

•	payments equal to potential employer contributions to Arbinet’s retirement plan for one year from the date of termination; and

•	payments equal to Mr. Freeman’s accrued and unpaid salary and vacation time as of the date of termination.

In addition, the Employment Agreement provides the Company will reimburse Mr. Freeman for commuting, relocation and travel expenses as follows:

•

from the date of the Employment Agreement and until February 29, 2008, Arbinet will reimburse Mr. Freeman for reasonable and documented out-of-pocket expenses incurred by Mr. Freeman for living expenses in the New Jersey area and travel to and from Mr. Freeman’s residence in the Florida area not more frequently than once a week (excluding the Thanksgiving, Christmas and New Year holidays);

•

from March 1, 2008 and until the earlier of August 31, 2008 or Mr. Freeman’s relocation to the New Jersey area, Arbinet will reimburse Mr. Freeman for up to $10,000 per month of Mr. Freeman’s reasonable and documented out-of-pocket expenses incurred by him for living expenses in the New Jersey area and travel to and from Mr. Freeman’s residence in the Florida area not more frequently than once a month; and

•	Arbinet will reimburse Mr. Freeman for up to $50,000 of Mr. Freeman’s documented relocation and moving expenses related to his relocation to the New Jersey area.

The above summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

There is no arrangement or understanding in connection with Mr. Freeman’s appointment as Chief Executive Officer, President and Director.

Except for the Employment Agreement and Option Agreement described above, there are no related party transactions between Arbinet and Mr. Freeman reportable under Item 404(a) of Regulation S-K.

On November 19, 2007, the Company issued a press release regarding the matters described in this Item 5.02 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Non Qualified Stock Option Agreement by and between William M. Freeman and Arbinet-thexchange, Inc., dated as of November 16, 2007*

10.2	Employment Agreement by and between William M. Freeman and Arbinet-thexchange, Inc., dated as of November 16, 2007*

99.1	Press Release of Arbinet-thexchange, Inc., dated November 19, 2007*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET-THEXCHANGE, INC.

	By:	/s/ W. Terrell Wingfield, Jr.
Date: November 19, 2007	Name:	W. Terrell Wingfield, Jr.
	Title:	General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Non Qualified Stock Option Agreement by and between William M. Freeman and Arbinet-thexchange, Inc., dated as of November 16, 2007*

10.2	Employment Agreement by and between William M. Freeman and Arbinet-thexchange, Inc., dated as of November 16, 2007*

99.1	Press Release of Arbinet-thexchange, Inc., dated November 19, 2007*

*	Filed herewith.